UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

March 1, 2007

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92133

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On February 27, 2007, the Board of Directors (the “Board”) of Maxwell Technologies, Inc. (the “Company”) appointed Professor Burkhard Goeschel as a Class II director, filing the vacancy created when Carton J. Eibl resigned on November 20, 2006. In connection with his service on the Board, the Company granted Professor Goeschel 4,000 shares of restricted stock that will fully vest one year from the date of grant. The Company issued a press release announcing the appointment of Professor Burkhard Goeschel on February 27, 2007, a copy of which is attached to this report as Exhibit 99.1.

(e) On February 26, 2007, the Compensation Committee (the “Committee”) of the Company conducted a review of the Company’s executive compensation program and approved an increase to the base salary of the Company’s Chief Executive Officer, Dr. Richard Balanson, in the amount of $105,000. Such salary increase will be effective retroactive to January 1, 2007, and will bring Dr. Balanson’s annual base salary to $450,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release issued by Maxwell Technologies, Inc. on February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Dr. Richard Balanson
Dr. Richard Balanson
Chief Executive Officer

Date: March 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Maxwell Technologies, Inc. on February 27, 2007